EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Reference
Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets Acquired and Liabilities Assumed at July 30, 2010	F-3
Notes to Statement of Assets Acquired and Liabilities Assumed	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Home Federal Bancorp, Inc.
Nampa, Idaho

We have audited the accompanying statement of assets acquired and liabilities assumed by Home Federal Bank (a wholly owned subsidiary of Home Federal Bancorp, Inc.) pursuant to the Purchase and Assumption Agreement dated July 30, 2010 (the Agreement).  This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired and liabilities assumed, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by Home Federal Bank (a wholly owned subsidiary of Home Federal Bancorp, Inc.) at July 30, 2010, pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

                  /s/ Crowe Horwath LLP
            Crowe Horwath LLP

Cleveland, Ohio
October 15, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AS OF JULY 30, 2010
(in thousands)

Cash	$4,110
Due from banks	55,048
Cash due from FDIC	313,944

Cash and cash equivalents	373,102

Investment securities	34,719
Loans and leases receivable	197,595
Real estate and other repossessed assets	15,471
FDIC indemnification asset	56,694
Federal Home Loan Bank of Seattle stock	7,391
Accrued interest receivable	852
Core deposit intangible	4,107
Other assets	647

Total Assets Acquired	$690,578

Deposits:
Demand, money market and savings deposit accounts	$259,586
Certificates of deposit	422,983

Total deposits	682,569

Advances from Federal Home Loan Bank of Seattle and other borrowings	2,626
Accrued interest payable	706
Other liabilities	1,469
Deferred taxes	1,251

Total Liabilities Assumed	688,621

Net Assets Acquired	$1,957

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JULY 30, 2010

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of LibertyBank.

On July 30, 2010 ("Acquisition Date"), Home Federal Bank (“Home Federal” or "Bank"), a wholly-owned subsidiary of Home Federal Bancorp, Inc. (“Company”), entered into a purchase and assumption agreement with loss share ("Agreement") with the Federal Deposit Insurance Corporation (“FDIC”) to assume all of the deposits and certain assets of LibertyBank, a full service commercial bank headquartered in Eugene, Oregon ("Acquisition"). The Bank purchased the assets of Liberty Bank at a discount of ($29.9) million and assumed the deposits at a premium of 1.00%, or $6.8 million.

Included in the Acquisition were three subsidiaries of LibertyBank, which have become subsidiaries of Home Federal Bank. Two of the subsidiaries, Liberty Funding, Inc., and Liberty Investment Services, Inc., are inactive with no business activities. The third subsidiary, Commercial Equipment Lease Corporation (“CELC”) finances and leases equipment under equipment finance agreements, which are reported herein as commercial loans, and lease contracts, typically for terms of less than five years. The book value of the stock of CELC was $10.3 million. CELC conducts business in all fifty states, with a primary focus on Oregon, California and Washington state. Home Federal intends to wind down the operations of CELC and the accounts of CELC have been consolidated in the accompanying financial statements.

A significant element of the Acquisition is the loss sharing agreements between the Bank and the FDIC, which are a component of the Agreement. Under the loss sharing agreements, the FDIC will reimburse the Bank for a substantial portion of any future losses on loans, leases and other real estate owned. The acquired assets subject to the loss sharing agreements are referred to herein collectively as “covered assets.” Under the terms of such loss sharing agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries. Consumer loans, such as automobile loans and loans secured by deposits, are not covered under the loss sharing agreements. The loss sharing agreement and recovery provisions for one-to-four family loans is in effect for 10 years from the Acquisition Date. The loss sharing agreement and recovery provisions for all other covered loans and leases is in effect for five years and eight years, respectively, from the Acquisition Date.

The acquisition of the net assets of LibertyBank constitutes a business acquisition as defined by the Accounting Standards Codification Topic ("ASC") 805. ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed. Accordingly, the acquired assets, including the FDIC indemnification asset and core deposit intangible, and the assumed liabilities in the Acquisition were measured and recorded at the estimated fair value at the Acquisition Date. Such fair values are preliminary estimates and are subject to adjustment for up to one-year after the Acquisition Date.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The methods used to determine the fair values of the significant assets acquired and liabilities assumed are described below. ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability

The application of ASC 805 resulted in a bargain purchase gain of $3.2 million. The bargain purchase gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the bargain purchase gain follows:

July 30, 2010
(in thousands)

Cost basis of net liabilities acquired	$(290,835)
Cash due from the FDIC	313,944
Fair value adjustments:
Securities available-for-sale	0
Loans and Leases	(69,710)
Other real estate owned and repossessions	(6,393)
Core deposit intangible	4,107
FDIC indemnification asset	56,694
Time deposit premium	(4,360)
FHLB advances	(102)
Other Assets	(137)
Bargain purchase gain, before tax effect	3,208
Deferred tax liability due to bargain purchase gain	(1,251)
Bargain purchase gain	$1,957

Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer, and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. In the Acquisition, as shown in the above table, net liabilities of $290.8 million were transferred to us and the FDIC made a cash payment to us of $313.9 million.

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets purchased and liabilities assumed. Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets purchased in the Acquisition. Actual results could differ significantly from those estimates. Others provided with the same information could draw different reasonable conclusions and calculate different fair values. The fair values of acquired assets and assumed liabilities (particularly amounts related to acquired loans and leases, other real estate owned, the FDIC indemnification asset and the core deposit intangible) are preliminary estimates and adjustments in future quarters may occur up to one year from the Acquisition Date. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

Cash and cash equivalents

These items are liquid and short-term in nature. The contractual amounts of these acquired assets approximate their fair values.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JULY 30, 2010

Securities available-for-sale and Federal Home Loan Bank Stock

The fair value for securities available-for-sale was calculated based on prices of similar securities obtained from an independent pricing service at the individual security level as of the Acquisition Date and is considered level 2 pricing. The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its cost basis.

Covered loans and leases

Loans and leases purchased in the Acquisition and covered under the loss sharing agreements are referred to herein as “covered loans” as the Bank will be reimbursed by the FDIC for a substantial portion of any future losses on them under the terms of the loss sharing agreements. Consumer loans secured by collateral other than real estate are not covered loans. At the Acquisition Date, management estimated the fair value of the acquired loan and lease portfolio to be $197.6 million, which represents the expected cash flows from the portfolio discounted at a market-based rate. In estimating such fair value, management calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the acquired loan and lease portfolio at the Acquisition Date.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults and the loss severity of defaults. For performing loans discount rates ranged from 5.45% to 15.5%, prepayment speeds ranged from 0% to 20%, and default rates ranged from 0.42% to 8.33%. For nonperforming loans the discount averaged 51% of acquired book value. Other factors considered in determining the fair value of acquired loans included loan level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates. Fair values are considered to be Level 3 pricing.

FDIC indemnification asset

The FDIC indemnification asset is measured separately from each of the covered asset categories. The fair value of the indemnification asset represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered assets based on the credit adjustment estimated for each covered asset and the loss sharing percentages. The estimated gross cash flows associated with this receivable are $60.1 million. These cash flows were then discounted at a market-based rate to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The defaults were derived by a combination of the traditional defaults embedded in the discount rates and unsystematic credit risk not embedded in the interest rates. Gross credit losses were estimated at $75.8 million for the acquired loan, lease and other real estate owned portfolios and $74.6 million for the covered assets. The estimated gross cash flows associated with this receivable are $60.1 million.  The ultimate collectability of this asset is dependent upon the performance of the underlying covered assets, the passage of time and claims paid by the FDIC. Fair value is considered to be Level 3 pricing.

Covered other real estate owned

Other real estate owned is presented at its estimated fair value less estimated costs to sell. The fair values were based mostly on appraisals prepared by qualified independent third party appraisers within six months of Acquisition Date and price opinions obtained from local real estate professionals and are considered Level 3 pricing. These assets are also covered by the FDIC indemnification asset.

Core deposit intangible

The estimated fair value of the core deposit intangible assets was based on an independent valuation prepared by a qualified third party and is considered to be level 3 pricing. In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of the deposit

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JULY 30, 2010

relationships and maintenance costs. Discount rates were based on a cost of equity of 17.0%, which included factors such as the 20 year risk-free interest rates, a market risk premium, and a company specific risk premium. Based on this valuation, the core deposit intangible asset will be amortized on an accelerated basis over its estimated life, which was determined to be 10 years.

Deposits

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the Acquisition Date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits and are considered to be Level 3 pricing.

FHLB advances

The fair values for FHLB advances are estimated using a discounted cash flow method that applies current interest rates on similar borrowings to a schedule of aggregated contractual maturities of such borrowings and are considered Level 3 pricing.

Note 2 - Securities

The Bank acquired $34.7 million of securities available-for-sale at estimated fair market value in the Acquisition. The following table presents the composition of the securities available-for-sale portfolio acquired at July 30, 2010:

Fair Value
(in thousands)
Mortgage-backed securities, issued by Government sponsored enterprises (“GSE”)	$14,520
Collateralized mortgage obligations, GSE-issued	3,418
SBA guaranteed loan pools	2,003
Obligations of GSE	12,714
Corporate note, FDIC guaranteed	1,025
Obligations of states and political subdivisions	1,039
Total securities available for sale	$34,719

The fair value of the securities available-for-sale is shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Fair Value
(in thousands)
Maturity
Available-for-sale
Within one year	$3,067
One to five years	11,711
Mortgage-backed securities and collateralized mortgage obligations	19,941
Total	$34,719

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JULY 30, 2010

Note 3 - Loans and Leases

The composition of loans and leases purchased in the Acquisition are presented at their preliminary estimated fair values at July 30, 2010, as follows:

Total loans and leases
(in thousands)
Commercial business	$120,577
Commercial leases	8,164
Commercial real estate and multi-family	61,641
Construction and development	31,633
One-to-four family residential	25,070
Home equity loans	13,440
Covered loans	260,525
Consumer, uncovered	6,780
Principal balance of loans and leases	267,305
Discount resulting from acquisition date fair value adjustments	(69,710)

Net loans and leases, at preliminary estimated fair value	$197,595
Weighted average remaining contractual life, years	3.4

The Company is currently evaluating which loans will be accounted for pursuant to ASC 310-30.  Under the guidance of ASC-805, the Company did not record an allowance on loans and leases acquired since acquired loans and leases are reported at estimated fair value. The allowance for loan and lease losses not carried over from LibertyBank was $17.6 million at July 30, 2010.

Covered loans and leases under loss sharing agreements with the FDIC are reported in loans exclusive of the estimated FDIC indemnification asset. The covered loans purchased in the Acquisition are and will continue to be subject to our internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the Acquisition Date, such deterioration will be measured through a provision for credit losses charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC indemnification asset.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JULY 30, 2010

Note 4 - Deposits

Deposits assumed in the Acquisition are composed of the following at July 30, 2010:

Amount
(in thousands)
Noninterest-bearing deposits	$66,968
Interest-bearing deposits:
Savings accounts	13,866
Money market accounts	70,470
Demand deposits	108,282
Certificates of deposit	418,623
Certificates of deposit fair value adjustment	4,360
Total deposits, at estimated fair value	$682,569

Time deposits of $100,000 or more totaled $167.0 million and there were no brokered deposits at July 30, 2010. At July 30, 2010, scheduled maturities of time deposits were as follows from the Acquisition Date:

Amount
(in thousands)
Year one	$314,718
Year two	92,494
Year three	11,220
Year four	131
Year five	60
$418,623

Note 5 - Intangible Assets and Indemnification Asset

The estimated fair value of the core deposit intangible assets in the amount of $4.1 million was based on an independent valuation prepared by a qualified third party. In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized on an accelerated basis over its estimated life, which was determined to be 10 years. The estimated amortization expense for each year from the Acquisition Date follows:

Estimated Amortization Expense
(in thousands)
Year 1	$750
Year 2	613
Year 3	501
Year 4	410
Year 5	335
Thereafter	1,498

$4,107

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JULY 30, 2010

The FDIC indemnification asset is measured separately from each of the covered asset categories. The fair value of the indemnification asset in the amount of $56.7 million represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered assets based on the credit adjustment estimated for each covered asset and the loss sharing percentages. The estimated gross cash flows associated with this receivable are $60.1 million. These cash flows were then discounted at a market-based rate to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The ultimate collectability of this asset is dependent upon the performance of the underlying covered assets, the passage of time and claims paid by the FDIC. The difference between the gross cash flows and the fair value of the indemnification assets will be accreted into earnings over the periods covered by the loss share agreements.

In September 2020, approximately ten years following the Acquisition Date, the Bank is required to make a payment to the FDIC in the event that losses on covered assets under the loss share agreements have been less than the intrinsic loss estimate, which was determined by the FDIC prior to the Acquisition. The payment amount will be 50% of the excess, if any, of (i) 20% of the Total Intrinsic Loss Estimate of $60.0 million, which equals $12.0 million, less the sum of the following:

A.	20% of the Net Loss Amount, which is the sum of all loss amounts on covered assets less the sum of all recovery amounts realized. This amount is not yet known;
B.	25% of the asset premium (discount). This amount is $7.5 million; and
C.	3.5% of the total covered assets under the loss share agreements. This amount is $10.1 million.

Home Federal has estimated the minimum level of losses to avoid a true-up provision payment to the FDIC to be $46.7 million. The maximum amount of the true-up provision payment is $4.7 million, if there are no losses in the covered loan portfolio. Home Federal has determined that the true-up provision should be treated as contingent consideration under ASC 805. Due to the estimated level of losses at the Acquisition Date, management has determined a true-up provision payment is unlikely. As such, no liability has been recorded.

Note 6 - Borrowings

The FHLB advances assumed in the Acquisition had an estimated fair value of $1.1 million and were comprised of an amortizing advance with an outstanding balance of $460,417 and a bullet advance with a balance of $500,000. The advances had scheduled maturities of February 2015 and a weighted average interest rate of 4.48%.  Other borrowings consisted of retail repurchase agreements totaling $1.6 million at July 30, 2010.

Note 7 - Deferred income taxes

The deferred tax liability of $1.3 million as of July 30, 2010 is included in other liabilities and is related to the difference between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations. The Bank did not acquire any of the tax attributes of LibertyBank’s assets and liabilities.

Note 8 - Subsequent Events

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. Management has evaluated events and transactions occurring subsequent to July 30, 2010, through October 15, 2010, the date of filing of this report. Such evaluation resulted in no adjustments to the accompanying financial statement.

The FDIC retained loans of LibertyBank with an unpaid principal balance of approximately $314.0 million at July 30, 2010. These loans were not offered in the Acquisition, nor did Home Federal have the opportunity to bid on them. Under the Agreement, loans that were acquired by the Bank that are secured by collateral which also secures loans retained by the FDIC may be repurchased from the Bank by the FDIC. Subsequent to the Acquisition, the Bank identified such cross-collateralized loans with an unpaid principal balance at July 30, 2010, of $14.4 million and an estimated fair value of $8.2 million. The estimated indemnification asset recorded on these loans was $4.6 million. These loans are included in the accompanying Statement of Assets Acquired and Liabilities Assumed. Through October 15, 2010, the Bank has not received a determination from the FDIC on whether these loans will be repurchased. Based on the Bank's understanding of the Repurchase Price, as defined by the Agreement, the Repurchase Price would be approximately $13.3 million. Should the FDIC decide to repurchase these loans, the bargain purchase gain would increase by approximately $446,000, which is the difference between the estimated repurchase price and the estimated fair value of theses loans, net of the estimated amounts recoverable from the FDIC.

The Bank did not immediately purchase or assume the real estate, banking facilities, furniture or equipment of LibertyBank as part of the Acquisition. However, the Bank has the option to purchase or lease the real estate and furniture and equipment from the FDIC. The term of these options expires 90 days after the Acquisition Date, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment will be based on current appraisals. Currently all banking facilities and equipment of LibertyBank are being leased from the FDIC on a month-to-month basis.